Exhibit 23


                          Independent Auditors' Consent


The Board of Directors
Kaneb Pipe Line Company LLC

We consent to the incorporation by reference in registration statement numbers 333-59767, 333-76067, 333-62296 and 333-65896 on Form S-3 of Kaneb Pipe Line
Partners, L.P. and in registration statement numbers 333-44634 and 333-71638 on Form S-3 of Kaneb Pipe Line Operating Partnership, L.P. of our report dated February 25, 2003, except as to note 10, which is as of March 21, 2003, relating to the consolidated balance sheet of Kaneb Pipe Line Company LLC and subsidiaries as of December 31, 2002.



                                        KPMG LLP


Dallas, Texas
May 20, 2003